EXHIBIT 1



                           Penn National Gaming, Inc.

                                   $80,000,000
                         10 5/8% Senior Notes due 2004g

                               PURCHASE AGREEMENT



                                                               December 12, 1997


BT ALEX. BROWN INCORPORATED
JEFFERIES & COMPANY, INC.
c/o BT Alex. Brown Incorporated
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

                  Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and the subsidiary guarantors listed on Schedule A hereto (the "Subsidiary Guarantors"), each hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $80,000,000 aggregate principal amount of its 10 5/8% Senior Notes due 2004 (with the Guarantees defined below, the "Notes"). The Notes will be guaranteed (the "Guarantees") by the Subsidiary Guarantors on a senior basis. The Notes are to be issued under an indenture (the "Indenture") to be dated as of December 17, 1997 by and between the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee").

                  It is contemplated, but not required, that concurrently with the issuance of the Notes, the Company and its subsidiaries will enter into a senior secured credit agreement (together with all documents executed in connection therewith, the "New Credit Agreement") dated December 17, 1997, among the Company, the Subsidiary Guarantors, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, in the form of a revolving credit facility in the amount of $12.0 million, for working capital, letters of credit and other general corporate purposes, to replace the $61.0 million existing credit facility (the "Existing Credit Agreement" and together with the New Credit Agreement, the "Credit Agreement").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated November 24, 1997 (the "Preliminary Memorandum") and a final offering memorandum dated December 12, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") each setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

                  The Company understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act.

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Schedule A (the "Registration Rights Agreement"), to be dated the Closing Date (as defined in
Section 3 below), pursuant to which the Company and the Subsidiary Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

                  2. Representations and Warranties. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

                      (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue state-



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

ment of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto specified in Section 12 hereof.

                      (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company, including the Subsidiary Guarantors and PNGI Charles Town Gaming LLC, an 89% owned joint venture, are listed in Schedule B attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as contemplated by the Credit Agreement all of the outstanding shares of capital stock of the Company and the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as issued pursuant to the Company's stock option plans and except for the warrants described in the notes to the Consolidated Financial Statements included in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from the Company or the Subsidiaries, (ii) agreements or other obligations of the Company or the Subsidiaries to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                      (c) Each of the Company and the Subsidiaries has been duly incorporated or duly formed (as applicable), is validly existing and is in good standing as a corporation or as a limited liability company, as the case may be, under the laws of its respective jurisdiction of incorporation or organization, with all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or as a limited liability company, as the case may be, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition



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(financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse
Effect").

                      (d) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and the Subsidiary Guarantors and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                      (e) The Guarantees to be endorsed on the Notes by each Subsidiary Guarantor have been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                      (f) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to




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

(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                      (g) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors, will constitute a valid and legally binding agreement of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                      (h) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                      (i) No consent, approval, authorization or order of any court, governmental agency or body or third party, including without limitation, the Pennsylvania State Horse Racing Commission (the "Horse Racing Commission"), the Pennsylvania State Harness Racing Commission (the "Harness Commission"), the West Virginia State Racing Commission (the "West Virginia Racing Commission") and the West Virginia Lottery Commission (the "Lottery Commission") (collectively, the "Gaming Authorities"), is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which it or its



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

respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                      (j) The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Agreement, the Indenture, the Registration Rights Agreement and the Credit Agreement and the consummation by each of the Company and the Subsidiary Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) and the fulfillment of the terms hereof and thereof will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect,
(ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                      (k) The audited consolidated financial statements of the Company included in the Final Memorandum, taken as a whole, present fairly in all material respects the financial position, results of operations and changes in shareholders' equity and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum, taken as a whole, present fairly, in all material respects, the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. BDO Seidman, LLP (the "Independent Accountant") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                      (l) There is not pending or, to the best knowledge of the Company and the Subsidiary Guarantors, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or



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sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                      (m) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated, as described in the Final Memorandum, and, except as described in the Final Memorandum, none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                      (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, all permits, licenses, certificates and franchises necessary to conduct thoroughbred racing, harness racing, wagering on live and simulcast racing and telephone account wagering activities, to operate off-track wagering facilities and video gaming machines and to broadcast live racing), all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                      (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Change"), (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital



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

stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries that would, individually or in the aggregate, be a Material Change.

                      (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

                      (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believe to be reliable and accurate in all material respects.

                      (r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                      (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and a valid leasehold interest in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which any of the Company or the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, are, to the Company's knowledge, valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                      (t) There are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be



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required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                      (u) The Company has no reason to believe that any of the Gaming Authorities is considering modifying, suspending, revoking or not granting renewal of any of the Permits, and, to its knowledge, neither the Gaming Authorities nor any other governmental agency is investigating the Company or any of the Subsidiaries or related parties or any director or executive officer of the Company or any of the Subsidiaries, other than ordinary course administrative reviews. Except as disclosed in the Final Memorandum, to the best knowledge of the Company, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect.

                      (v) Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (ii) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiaries, (v) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (vi) (A) no property or facility of the Company or the Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA OR (B) to the knowledge of the Company and the Subsidiary Guarantors is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA or any comparable list maintained by any state or local governmental authority.

                      For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, proc-



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

essing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                      (w) Except as described in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries that is pending or, to the knowledge of the Company or the Subsidiaries, threatened.

                      (x) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as in its reasonable determination are adequate for the conduct of its business and the value of its properties.

                      (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

                      (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) trans-actions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                      (aa) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                      (bb) The Notes, the Guarantees, the Exchange Notes, the Indenture, the Credit Agreement and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                      (cc) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be




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

filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                      (dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Subsidiary Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiary Guarantors (each on a consolidated basis) is, nor will any of the Company or the Subsidiary Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                      (ee) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

                      (ff) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                      (gg) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                      Any certificate signed by any officer of the Company or the Subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.



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

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes, in the respective amounts set forth on Schedule I hereto, from the Company at 97.0% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 9:00 A.M., New York time, on December 17, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors, jointly and severally, covenants and agrees with the Initial Purchasers that:

                     (a) The Company and the Subsidiary Guarantors will not
                  amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent. The Company and the Subsidiary Guarantors will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                     (b) The Company and the Subsidiary Guarantors will
                  cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                     (c) If, at any time prior to the completion of the
                  distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Subsidiary Guarantors will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company and the Subsidiary Guarantors, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                     (d) The Company and the Subsidiary Guarantors will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                     (e) The Company will apply the net proceeds from the sale
                  of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                     (f) For so long as the Notes remain outstanding, the
                  Company and the Subsidiary Guarantors will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Com-pany with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                     (g) None of the Company, the Subsidiaries or any of their
                  Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

                     (h) The Company and the Subsidiary Guarantors will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                     (i) For so long as any of the Notes remain outstanding, the
                  Company and the Subsidiary Guarantors will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                     (j) The Company will use their best efforts to (i) permit
                  the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  6. Expenses. The Company and the Subsidiary Guarantors, jointly and severally, agree to pay all of their costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto,

(vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. In addition, if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 (other than subsection (b)) hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or any Subsidiary Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Subsidiary Guarantors, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                     (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, from Morgan, Lewis & Bockius LLP, counsel for the Company and the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                          (i) The Company and each of the Subsidiaries is
                     validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Neither the Company nor any Subsidiary is registered or qualified to do business in any jurisdiction other than its jurisdiction of organization, the Company and the Subsidiaries having informed such counsel that the nature of the properties and the conduct of the business of each such entity do not require registration or qualification to do business in any jurisdiction other than each such entity's jurisdiction of organization.

                          (ii) The Company has authorized, under its articles of
                     incorporation, (a) one million shares of preferred stock, $.01 par value per share and (b) 20 million shares of common stock, $.01 par value per share; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; to the knowledge of such counsel, except as set forth in the Final Memorandum and the Credit Agreement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions).

                          (iii) To the knowledge of such counsel, except as set
                     forth in the Final Memorandum and except as issued pursuant to the Company's stock option plans and the warrants described in the Notes to Consolidated Financial Statements included in the Final Memorandum, (A) no options, warrants or other rights to purchase from the Company or the Subsidiaries shares of capital stock or ownership interests in the Company or the Subsidiaries are outstanding, (B) no agreements or other obligations of the Company or the Subsidiaries to issue, or other rights to cause the Company or the Subsidiaries to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or the Subsidiaries are outstanding and (C) no holder of securities of the Company or the Subsidiaries is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

                          (iv) The Company and the Subsidiary Guarantors has all
                     requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized by the Company and the Subsidiary Guarantors and, when duly executed and delivered by the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                          (v) The Notes are in the form contemplated by the
                     Indenture. The Notes have each been duly and validly authorized by the Company and when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                          (vi) The Exchange Notes and the Private Exchange Notes
                     have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                          (vii) The Company and the Subsidiary Guarantors have
                     all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly author-ized by the Company and the Subsidiary Guarantors and, when duly executed and delivered by the Company and the Subsidiary Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                          (viii) The Company and the Subsidiary Guarantors have
                     all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and the Subsidiary Guarantors. This Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors.

                          (ix) The Indenture, the Notes, the Guarantees, the
                     Exchange Notes, the Registration Rights Agreement and the Credit Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                          (x) To the knowledge of such counsel, no legal or
                     governmental proceedings are pending or threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or the Subsidiaries are subject that, if determined adversely to the Company or the Subsidiaries, would result, individually or in the aggregate, in a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or except as described in the Final Memorandum the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

                          (xi) None of the Company or the Subsidiaries is (i) in
                     violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or its respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) to the knowledge of such counsel in breach or default under or in violation of any of the terms or provisions of any Contract known to such counsel, except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                          (xii) The execution and delivery of this Agreement,
                     the Indenture, the Registration Rights Agreement and the Credit Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any contract described in the Final Memorandum known to such counsel, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                          (xiii) To the knowledge of such counsel, no consent,
                     approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the other transactions contemplated hereby, except such as may be required under Blue Sky laws or such as may be required under the gaming, racing, wagering and/or lottery laws of Pennsylvania or West

                     Virginia, as to which such counsel need express no opinion, and those that have previously been obtained.

                          (xiv) None of the Company or the Subsidiaries is, or
                     immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                          (xv) No registration under the Act of the Notes is
                     required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or are purchasing the Notes in offshore transactions in reliance on Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company, the Subsidiaries and their respective Affiliates contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

                          (xvi) Neither the consummation of the transactions
                     contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                          (xvii) The Credit Agreement has been duly authorized,
                     executed and delivered by the Company and the guarantors thereunder.

                                  In rendering such opinion, such counsel may
                  (A) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) state that they express no opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                                  At the time the foregoing opinion is
                  delivered, Morgan, Lewis & Bockius LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), no facts have come to its attention that lead it to believe that the Final Memorandum excluding Gaming, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of Morgan, Lewis & Bockius LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                          References to the Final Memorandum in this subsection
                  (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                          (b) On the Closing Date, the Initial Purchasers shall
                  have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                          (c) On the Closing Date, the Initial Purchasers shall
                  have received the favorable opinion, dated as of the Closing Date and addressed to the Initial

                  Purchasers, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Mesirov Gelman Jaffe Cramer & Jamieson, special counsel for the Company to the effect that:

                          (i) Mountainview Thoroughbred Racing Association ("Mountainview") and Pennsylvania National Turf Club ("PNTC") each holds a valid and existing license (the "Thoroughbred Licenses") under the Pennsylvania Industry Race Horse Reform Act (the "Race Horse Act") to conduct thoroughbred horse racing with pari-mutuel wagering in the manner described in the Offering Memorandum; Pocono Downs, Inc. holds a valid and existing license (the "Harness License" and, together with the Thoroughbred Licenses, the "Licenses") under the Race Horse Act to conduct harness racing with pari-mutuel wagering in the manner described in the Offering Memorandum; the Horse Racing Commission and the Harness Commission approved, respectively, five and two non-primary locations in the Commonwealth of Pennsylvania at which the Company (or a Subsidiary thereof) is authorized to conduct pari-mutuel wagering in the manner described in the Offering Memorandum, and to such counsel's knowledge the approvals are in full force and effect; the direct and indirect ownership by the Company, as currently owned, of the capital stock of the entities holding the Licenses does not violate the Race Horse Act or other applicable Pennsylvania law; to such counsel's knowledge, none of the gaming authorities in Pennsylvania is considering modifying, suspending, revoking or not granting renewal of any of the Licenses, and, to such counsel's knowledge, neither of such gaming authorities nor any other governmental agency is investigating the Company or any of its Subsidiaries or related parties or any director or executive officer of the Company or any of its Subsidiaries other than in ordinary course administrative reviews; to the knowledge of such counsel, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to materially limit the operations currently conducted by the Company or which, individually or in the aggregate with all such changes, would have a Material Adverse Effect;

                          (ii) the Initial Purchasers are not required to be licensed or approved by the Harness Commission or the Horse Racing Commission as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby;

                          (iii) to the knowledge of such counsel, there are no
                                legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or any of their respective properties, is subject;

                          (iv) The statements in the Offering Memorandum under the headings, "Offering Memorandum Summary," "Risk Factors - Regulation and Taxation," "Business - Racing and Pari-Mutuel Operations," "Business - Purses; Agreements with Horsemen," and "Business - Regulation and Taxation" which purport to summarize certain provisions of the requirements under the Race Horse Act and any other laws or regulations of the Commonwealth of Pennsylvania, or certain agreements or legal proceedings to which the Company or any of the Subsidiaries is a party, fairly summarize in all material respects the matters therein described; and the conduct of the business of the Company and the Subsidiaries is not subject to any material racing, wagering or gaming law or regulation that is not described in the Offering Memorandum under "Business - Regulation and Taxation";

                          (v) such counsel has no knowledge that on the date hereof or on the Closing Date the Final Memorandum contained an untrue statement of a material fact regarding Pennsylvania gaming or other laws or regulations or omitted to state any material fact concerning such laws necessary to make the statements therein not misleading or in the light of the circumstances under which they were made, not misleading;

                          (vi) no consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official under the gaming, racing, wagering and/or lottery laws of Pennsylvania is required for the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement by the Com-pany and the Subsidiary Guarantors or the consummation of the transactions contemplated hereby; and

                          (vii) neither the issue and sale of the Notes nor the
                                consummation of any of the other transactions contemplated hereby will result in a breach of or constitute a default under (A) the certificate of incorporation or by laws (or similar organizational document) of the Company of any of the Subsidiaries or (B) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound or (C) any judgment, order or decree of any court, governmental, regulatory or administrative body or agency or arbitrator having jurisdiction over the Company or any Subsidiary, which judgment, order or decree is known to such counsel to be applicable to the Company or any Subsidiary.

                     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this paragraph (c) include any supplements thereto at the Closing Date.

                          (d) On the Closing Date, the Initial Purchasers shall
have received the favorable opinion, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Hamb & Pollenbarger, special counsel for the Company to the effect that:

                          (i) each of Penn National Gaming of West Virginia, Inc. ("PNGWV") and PNGI Charles Town (together, the "West Virginia Subsidiaries") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect; (ii) all the outstanding shares of capital stock of each of the West Virginia Subsidiaries have been duly authorized and validly issued, fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, free and clear of any other lien, adverse claim, security interest, equity or other encumbrance, except in each case as described in the Offering Memorandum; and there are no (A) existing preemptive rights under any West Virginia Subsidiary's articles of incorporation or code of regulations, or other organizational documents, or applicable law or (B) similar rights that entitle or will entitle any person to acquire any shares of any West Virginia Subsidiary;

                          (iii) PNGI Charles Town holds a valid and existing license (the "West Virginia License") under the West Virginia Racing Act to conduct thoroughbred horse racing with pari-mutuel wagering in the manner described in the Offering Memorandum; PNGI Charles Town also holds a license (the "Lottery License") under the West Virginia Racetrack Video Lottery Act to operate video gaming machines in the manner described in the Offering Memorandum; such counsel has no reason to believe that any of the gaming authorities in West Virginia is considering modifying, suspending, revoking or not granting renewal of the West Virginia License or revoking the Lottery License to such counsel's knowledge, neither of such gaming authorities nor any other governmental agency is investigating the Company or any of its Subsidiaries or related parties or any director or executive officer of the Company or any of its Subsidiaries other than in the normal course of determining whether or not to issue the Lottery License; and, except as disclosed in the Offering Memorandum, to the best knowledge of such counsel, no change in any laws or regulations is pending which could reasonably be expected to be adopted and, if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect;

                          (iv) PNGWV has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Guarantees;

                          (v) the Initial Purchasers are not required to be licensed or approved by the West Virginia Racing Commission or the Lottery Commission as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby;

                          (vi) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of the West Virginia Subsidiaries or to which the Company or any of the West Virginia Subsidiaries, or any of their respective properties, is subject, that are required to be described in the Offering Memorandum but are not described as required; there are no statutes or regulations of the State of West Virginia or agreements, contracts, indentures, leases or other instruments to which any of the West Virginia Subsidiaries is a party that are required to be described in the Offering Memorandum that are not described or filed as required by the Act; the statements in the Offering Memorandum under the headings, "Offering Memorandum Summary," "Risk Factors - Regulation and Taxation," "Business - Gaming Machine Operating at Charles Town Entertainment Complex," "Business - Charles Town Joint Venture; Operating Terms," "Business - Racing and Wagering Operations" and "Business - Regulation and Taxation", insofar as such statements purport to summarize certain provisions of the requirements under the West Virginia Racing Act, the West Virginia Racetrack Video Lottery Act and any other laws or regulation of the State of West Virginia, or certain agreements or legal proceedings to which the Company or any of the West Virginia Subsidiaries is a party, fairly summarize the matters therein described; and the conduct of the business of the Company and the Subsidiaries is not subject to any material racing, wagering or gaming law or regulator of the

                                 State of West Virginia that is not described in the Offering Memorandum under "Business Regulation and Taxation";

                          (vii) no consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of the State of West Virginia under the gaming, racing, wagering and/or lottery laws of the State of West Virginia (including the West Virginia Racing Act or the West Virginia Racetrack Video Lottery Act) is required for the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement by the Company and Penn National Gaming of West Virginia, Inc. or the consummation of the transactions contemplated hereby, except such approvals (specified in such opinion) as have been obtained; and

                          (viii) none of this issuance, offer, sale or delivery
                                 of the Notes, the execution, delivery or performance of this Agreement by the Company or the consummation of the other transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or code of regulations, or other organizational documents, of the West Virginia Subsidiaries or (B) violates or will violate any existing statute, law, regulation, Permit or filing or judgment, injunction, order or decree in each case (1) known to such counsel, (2) applicable to the Company or any of the West Virginia Subsidiaries or any of their respective properties and (3) pertaining to the conduct of racing, wagering, gaming or video lottery operations in the State of West Virginia or (C) will conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                           In rendering such opinion, such counsel may rely (A)
                  as to matters involving the application of laws of any jurisdiction other than the State of West Virginia or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this paragraph (d) include any supplements thereto at the Closing Date.

                          (e) The Initial Purchasers shall have received from
                  the Independent Accountant a "comfort letter" dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

                           (f) The representations and warranties of the Company
                  and the Subsidiary Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and each Subsidiary Guarantor's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and each Subsidiary Guarantor shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                          (g) The sale of the Notes hereunder shall not be
                  enjoined (temporarily or permanently) on the Closing Date.

                          (h) The Initial Purchasers shall have received a
                  certificate of the Company and the Subsidiary Guarantors, dated the Closing Date, signed on behalf of the Company and each Subsidiary Guarantor by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

                                (i) The representations and warranties of the
                          Company and the Subsidiary Guarantors contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and the Company and the Subsidiary Guarantors have performed all covenants and agreements and satisfied all conditions on their re-spective parts to be performed or satisfied hereunder at or prior to the Closing Date;

                                (ii) At the Closing Date, since the date hereof
                          or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect; and

                                (iii) The sale of the Notes hereunder has not
                          been enjoined (temporarily or permanently).

                          (i) The Credit Agreement shall have been executed and
                  delivered by the parties thereto, shall be in full force and effect and in form and substance satisfactory to the Initial Purchasers.

                          (j) On the Closing Date, the Initial Purchasers shall
                  have received the Registration Rights Agreement executed by the Company and the Subsidiary Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

                          On or before the Closing Date, the Initial Purchasers
and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                          All such documents, opinions, certificates, letters,
schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. Each of the Initial Purchasers represents and warrants that it is a QIB. Each of the Initial Purchasers agrees that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and
(ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to, in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A; and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

                  9. Indemnification and Contribution. (a) Each of the Company and the Subsidiary Guarantors agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                      (i) any untrue statement or alleged untrue statement of
                  any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document; or

                      (ii) the omission or alleged omission to state, in any
                  Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading,

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein or (ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Notes to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have to the indemnified parties. The Company and the Subsidiary Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                      (b) The Initial Purchasers agree to indemnify and hold harmless the Company and the Subsidiary Guarantors, their directors, officers and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Subsidiary Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, the Subsidiary Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                      (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve the indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                      (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Subsidiary Guarantors.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Subsidiary Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any Subsidiary Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                      (i) any of the Company or the Subsidiaries shall have
                  sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                      (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq

                  National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                      (iii) a banking moratorium shall have been declared by New
                  York or United States authorities;

                      (iv) there shall have been (A) an outbreak or escalation
                  of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or
                  (C) any material change in the financial markets of the United States which, in the case of (A),(B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                      (v) any securities of the Company shall have been
                  downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                      (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page, and the second and third sentences of the third paragraph and paragraph seven under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Company or any Subsidiary Guarantors, shall be mailed or delivered to the Company at Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention:
Chairman; with a copy to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103 Attention: Brian Lynch.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their officers and any person or persons who control the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                                      Very truly yours,
                                      PENN NATIONAL GAMING, INC.

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Chief Financial Officer


                                      THE PLAINS COMPANY, as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Assistant Secretary


                                      MOUNTAINVIEW THOROUGHBRED
                                        RACING ASSOCIATION,
                                        as Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Chief Financial Officer


                                      PENNSYLVANIA NATIONAL TURF
                                        CLUB, INC., as Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer


                                      PENN NATIONAL SPEEDWAY, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer

                                      PENN NATIONAL HOLDING COMPANY,
                                        as Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer


                                      PENN NATIONAL GAMING OF WEST
                                        VIRGINIA, INC., as Subsidiary
                                        Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title:  Treasurer

                                      STERLING AVIATION INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer


                                      POCONO DOWNS, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Assistant Secretary


                                      NORTHEAST CONCESSIONS, INC.,
                                        as Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Assistant Secretary

                                      THE DOWNS OFF-TRACK WAGERING, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer


                                      THE DOWNS RACING, INC., as
                                        Subsidiary Guarantor

                                      By:  \s\ Joseph A. Lashinger, Jr.
                                           -------------------------------
                                           Name:  Joseph A. Lashinger, Jr.
                                           Title:  President and Treasurer


                                      PENN NATIONAL GAMING OF INDIANA, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer

                                      PNGI POCONO, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer


                                      TENNESSEE DOWNS, INC., as
                                        Subsidiary Guarantor

                                      By:  /s/ Robert S. Ippolito
                                           -------------------------------
                                           Name:  Robert S. Ippolito
                                           Title: Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BT ALEX. BROWN INCORPORATED
JEFFERIES & COMPANY, INC.

By:  BT ALEX. BROWN INCORPORATED


By:   \s\ Robert Lipps
      ---------------------------
      Name:  Robert Lipps
      Title: Vice President

                                                                      SCHEDULE A


                              Subsidiary Guarantors


The Plains Company
Mountainview Thoroughbred Racing Association
Pennsylvania National Turf Club, Inc.
Penn National Speedway, Inc.
Penn National Holding Company
Penn National Gaming of West Virginia, Inc.
Sterling Aviation Inc.
Pocono Downs, Inc.
Northeast Concessions, Inc.
The Downs Off-Track Wagering, Inc.
The Downs Racing, Inc.
Penn National Gaming of Indiana, Inc.
PNGI Pocono, Inc.
Tennessee Downs, Inc.

                                                                      SCHEDULE B


                                  Subsidiaries



                                          Jurisdiction of Incorporation/
Name                                                  Formation
----                                                  ---------

The Plains Company                                Pennsylvania
Mountainview Thoroughbred Racing
  Association                                     Pennsylvania
Pennsylvania National Turf
  Club, Inc.                                      Pennsylvania
Penn National Speedway, Inc.                      Pennsyvlania
Penn National Holding Company                     Delaware
Penn National Gaming of
  West Virginia, Inc.                             West Virginia
Sterling Aviation Inc.                            Delaware
PNGI Charles Town Gaming LLC                      West Virginia
Pocono Downs, Inc.                                Pennsylvania
Northeast Concessions, Inc.                       Pennsylvania
The Downs Off-Track Wagering, Inc.                Pennsylvania
The Downs Racing, Inc.                            Pennsylvania
Penn National Gaming of Indiana, Inc.             Delaware
PNGI Pocono, Inc.                                 Delaware
Tennessee Downs, Inc.                             Tennessee
Backside, Inc.                                    Pennsylvania
Audio Video Concepts                              Pennsylvania
Mill Creek Land, Inc.                             Pennsylvania

                                                                      SCHEDULE 1


                                                           Principal
Initial Purchaser                                          Amount of Notes
-----------------                                          ---------------

BT Alex. Brown Incorporated.............................     $56,000,000
Jeffries & Company, Inc.................................      24,000,000
                                                             -----------

                Total...................................     $80,000,000